Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2010 relating to the financial statements and financial statement schedules, which appears in First American Financial Corporation’s Amendment No. 5 to Registration Statement on Form 10 filed on May 12, 2010.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orange County, California

May 28, 2010